UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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bebe stores, inc.
(Name of Registrant as Specified In Its Charter)

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400 Valley Drive
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 18, 2005

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation (the “Company”), which will be held on November 18, 2005, at 9:30 a.m. local time, at the Company’s corporate offices located at 400 Valley Drive, Brisbane, California 94005 for the following purposes:

1.                 To elect seven directors of the Company to hold office for a one year term and until their respective successors are elected and qualified.

2.                 To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 500,000 shares from 19,113,750 shares to a total of 19,613,750 shares.

3.                 To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.

4.                 To transact such other business as may come properly before the meeting.

Shareholders of record at the close of business on October 13, 2005, are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By Order of the Board of Directors,

Gregory Scott Chief Executive Officer

Brisbane, California
October 17, 2005

400 Valley Drive
Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of bebe stores, inc., a California corporation (“bebe” or the “Company”), for use at the Annual Meeting of Shareholders to be held on November 18, 2005, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. All share numbers set forth in this Proxy Statement reflect the two 3 for 2 stock splits of the Company’s common stock that occurred during the fiscal year ended July 2, 2005 (December, 2004 and June, 2005).

GENERAL INFORMATION

Annual Report

Our annual report on Form 10-K for the fiscal year ended July 2, 2005, is enclosed with this Proxy Statement.

Voting Securities

Only shareholders of record as of the close of business on October 13, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 91,204,837 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each shareholder of record is entitled to one vote for each share of stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

This Proxy Statement, the accompanying proxy and Annual Report to Shareholders for the fiscal year ended July 2, 2005 are being mailed on or about October 19, 2005 to all shareholders entitled to vote at the Annual Meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Delivery of Proxy Statement

To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one bebe stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of voting materials, which includes the Proxy Statement, proxy card and the 2005 Annual Report to Shareholders, to shareholders who share the same address.

If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our legal department at: (415) 715-3900, or by writing us at:  bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. At the recommendation of the Board of Directors’ Nominating and Corporate Governance Committee, the Board of Directors has designated seven director-nominees for election at the Annual Meeting of Shareholders. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2006, and until their successors are elected and qualified, or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for such substitute nominee the Board of Directors may designate.

Vote Required and Board of Directors’ Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the seven nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have an effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Director-Nominees

The table below sets forth our director-nominees to be elected at this meeting, and information concerning their age and background:

Name	Age	Position
Manny Mashouf	67	Chairman of the Board of Directors
Neda Mashouf	42	Vice Chairman of the Board of Directors
Barbara Bass	54	Director
Cynthia Cohen	52	Director
Corrado Federico	64	Director
Caden Wang	53	Director
Gregory Scott	42	Director and Chief Executive Officer

Manny Mashouf founded bebe stores, inc. and has served as Chairman of the Board since our incorporation in 1976. Mr. Mashouf served as our Chief Executive Officer from 1976 to February 2004. Mr. Mashouf is the husband of Neda Mashouf, Vice Chairman of the Board, father of Paul Mashouf, Vice President of Manufacturing and Sourcing—BEBE SPORT, and uncle of Hamid Mashouf, Vice President of Information Systems and Technology.

Neda Mashouf has served as a Director since June 1985 and has served as Vice Chairman of the Board since December 2003. Ms. Mashouf has served as General Merchandising Manager of Design of bebe and BEBE SPORT, as well as various other positions since joining bebe in 1984. Ms. Mashouf is the wife of Manny Mashouf, stepmother to Paul Mashouf and aunt of Hamid Mashouf.

Barbara Bass has served as a Director since February 1997. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation, a charitable organization. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain. Ms. Bass also serves on the Board of Directors of Starbucks Corporation and DFS Group Limited.

Cynthia R. Cohen has served as a Director since December 2003. Ms. Cohen is founder and President of Strategic Mindshare, a strategic management consulting firm. She also serves on the Board of Directors of The Sports Authority and Hot Topic, both publicly traded companies, as well as several privately held companies. Prior to founding Strategic Mindshare in 1990, she was a Partner in Management Consulting with Deloitte & Touche LLP. Ms. Cohen serves on the Executive Advisory Board for the Center for Retailing Education and Research at the University of Florida and is Chairman of the Strategic Mindshare Foundation, a philanthropic organization.

Corrado Federico has served as a Director since November 1996. Mr. Federico is President of Solaris Properties and has served as the President of Corado, Inc., a land development firm, since 1991. He is also an active retail consultant. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories (“Esprit”). Mr. Federico also serves on the Board of Directors of Hot Topic, Inc. Mr. Federico is the father of Vittoria Federico who is employed by the Company as an assistant buyer (a non-executive position).

Caden Wang has served as a Director since October 2003. Mr. Wang is currently an affiliate of Jackson Hole Group, a consulting company. From 1999 to 2001, Mr. Wang served as Executive Vice President and Chief Financial Officer of LVMH Selective Retailing Group, which included various international retail holdings such as DFS, Sephora, and Miami Cruiseline Services. Mr. Wang previously also served as the Chief Financial Officer for DFS, Gumps, and Cost Plus. Mr. Wang is a Certified Public Accountant. Mr. Wang also serves on the Board of Directors of Fossil, Inc. and Leapfrog Enterprises, Inc.

Gregory Scott has served as our Chief Executive Officer since February 2004 and as Director since August 2004. From May 2000 to January 2004, Mr. Scott was the President of the Arden B. division of The Wet Seal, Inc. From February 2000 to April 2000, Mr. Scott was President of Laundry, a division of Liz Claiborne. From 1996 to 2000, Mr. Scott was Vice President of Merchandising with bebe Stores, Inc.

The Board of Directors has determined that Barbara Bass, Cynthia Cohen, Caden Wang and Corrado Federico are “independent directors” for purposes of the Nasdaq Marketplace Rules.

Board Meetings

During the fiscal year ended July 2, 2005, the Board of Directors held five meetings. Each director serving on the Board of Directors in fiscal year 2005 attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she serves.

Audit Committee

The members of the Audit Committee are Barbara Bass, Cynthia Cohen and Caden Wang. The Board of Directors designated Mr. Wang as an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (the “SEC”). The primary purpose of the Audit Committee is the oversight of the integrity of the financial reports and other financial information provided by us to any governmental body or to the public, and on our compliance with legal and regulatory requirements. The Audit Committee is responsible for the engagement, retention, compensation and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance, and review and approval of the fee arrangements and terms of engagement, including the planned scope of the audit and any non-audit services that may be performed by them. The Audit Committee is responsible for reviewing with management and our auditors the adequacy of internal financial controls, reviewing our critical accounting policies and the application of accounting principals, reviewing and approving any related party transactions and preparing any report required by the rules of the SEC. During fiscal year 2005, the Audit Committee made some minor modifications to the audit committee charter which is attached, as revised, to this Proxy Statement as Appendix A. During the fiscal year ended July 2, 2005, the Audit Committee held ten meetings.

Each member of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members.

Compensation and Management Development Committee, Interlocks and Insider Participation

The members of the Compensation and Management Development Committee are Barbara Bass, Cynthia Cohen and Caden Wang. On August 12, 2004, Corrado Federico resigned from the Compensation Committee and was replaced by Mr. Wang.  On March 21, 2005, the Nominating Committee reappointed Mr. Federico to the Compensation Committee, as the fourth Compensation Committee member, effective November 18, 2005.

The Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to compensation and benefits of our Chief Executive Officer, our other executive officers and certain other employees of the Company as may be determined by the Compensation Committee, overseeing and approving our compensation policies and practices and preparing any report required under the rules and regulations of the SEC. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with the Compensation Committee’s compensation philosophy as in effect from time to time. In addition, the Compensation Committee is responsible for overseeing the development and implementation of management development plans and succession practices to ensure that we have sufficient management depth to support our continued growth and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave bebe. During the fiscal year ended July 2, 2005, the Compensation Committee held seven meetings.

During fiscal 2005, none of our executive officers and no member of our Compensation Committee served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Each member of the Compensation and Management Development Committee is independent for purposes of the Nasdaq Marketplace Rules.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are Barbara Bass, Cynthia Cohen, Caden Wang and Corrado Federico. On August 12, 2004, Corrado Federico resigned from the Nominating Committee and was replaced by Mr. Wang.  Effective March 21, 2005, Mr. Federico was reappointed to the Nominating Committee as the fourth Nominating Committee member.

The primary responsibilities of the Nominating Committee are to identify individuals qualified to become members of our Board of Directors, recommend to our Board of Directors director nominees for each election of directors, develop and recommend to the Board of Directors criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to bebe, and provide oversight in the evaluation of the Board of Directors and each of its committees. The Nominating Committee held five meetings during the fiscal year ended July 2, 2005.

Each member of the Nominating Committee is independent for purposes of the Nasdaq Marketplace Rules.

Director Nominations

Consistent with its charter, the Nominating Committee will evaluate and recommend to the Board of Directors director nominees for each election of directors.

Director Qualifications

In fulfilling its responsibilities, the Nominating Committee considers the following factors in reviewing possible candidates for nomination as director:

•       the appropriate size of our Board of Directors and its Committees;

•       the perceived needs of the Board for particular skills, background and business experience;

•       the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•       nominees’ independence from management;

•       applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•       the benefits of a constructive working relationship among directors; and

•       the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to bebe a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating Committee to perform all Board and Committee responsibilities.

Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of bebe and its shareholders. The Nominating Committee believes that it is preferable that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nominating Committee also believes it appropriate for one or more key members of bebe’s management to participate as members of the Board.

Until February 26, 2005, bebe was a “controlled company” under Nasdaq Rule 4350(c)(5) to permit a transition as a result of recent changes in the listing standards of The Nasdaq Stock Market. Beginning on February 26, 2005, a majority of the Board met the independence requirements of The Nasdaq Stock Market, Inc.

Identifying and Evaluating Candidates for Nomination as Director

The Nominating Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating Committee regularly assesses the optimum size of the Board and its committees and the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Nominating Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Nominating Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating Committee believes at any time that it is desirable that the Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for director nominee proposed by a shareholder. In order to be evaluated in connection with the Nominating Committee’s established procedures for evaluating potential director nominees as it pertains to the next annual meeting of shareholders, any recommendation for director nominee submitted by a shareholder must be sent in writing to the Corporate Secretary, bebe stores, inc., 400 Valley Drive, Brisbane, CA 94005, 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s annual meeting of shareholders and must contain the following information:

•       the candidate’s name, age, contact information and present principal occupation or employment; and

•       a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

In addition, bebe’s bylaws permit shareholders to nominate directors for consideration at an annual meeting. For more information, see “SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.”

All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

The Nominating Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and shareholders consistently using the criteria stated in this policy and will select the nominees that in the Committee’s judgment best suit the needs of the Board and the Company at that time.

Communications with Directors

Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors
c/o Corporate Secretary
bebe stores, inc.
400 Valley Drive
Brisbane, CA 94005

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication contains commercial matters not related to the shareholder’s stock ownership, as determined by the Corporate

Secretary in consultation with legal counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety, security or other reasons as soon as practicable.

The Company will make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. The Company believes that annual meetings provide an opportunity for shareholders to communicate with directors. Last year, all of our directors attended our annual meeting of shareholders.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a charter for each of its Committees. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board matters. Links to these materials are available on our website, www.bebe.com under “Corporate Governance” at http://www.bebe.com/Company/code_conduct.jsp.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE BEBE STORES, INC.
1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES

The Company’s shareholders have previously approved the reservation of 19,113,750 shares of the Company’s common stock, as adjusted to reflect the Company’s two 3-for-2 stock splits which occurred during the fiscal year ended July 2, 2005 (in December 2004 and June 2005), for issuance to employees, consultants, and outside directors under the 1997 Stock Plan (the “1997 Plan”). As of August 31, 2005, only 1,523,354 shares remained available for the future grant of stock options, stock purchase rights and restricted stock units under the 1997 Plan, a number that the Board of Directors believes to be insufficient to meet the Company’s anticipated needs. Therefore, to enable the Company to continue to provide long-term equity incentives, the Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 1997 Plan by 500,000 shares to an aggregate of 19,613,750 shares to ensure that the Company will continue to have available a reasonable number of shares for its stock program.

The Board believes that the Company’s 1997 Plan is an important factor in attracting and retaining the high caliber employees, consultants and outside directors essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because the Company expects to continue to increase the number of employees and other service providers, and competition to attract and retain highly qualified individuals in the Company’s industry and geographic region are intense, management believes that the Company must offer a competitive stock program as an essential component of its compensation packages. The Board of Directors further believes that stock serves an important role in motivating their service providers to contribute to the Company’s continued progress. The proposed amendment is intended to ensure that the 1997 Plan will continue to have available a reasonable number of shares to meet these needs.

Accordingly, the Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders.

Summary of the 1997 Plan

The following is a summary of the principal features of the 1997 Plan. A copy of the 1997 Plan, as amended, is included as Appendix B to this Proxy Statement.

Authorized Shares.   The shareholders have previously authorized the reservation of an aggregate of 19,113,750 shares, and pursuant to this Proposal No. 2, such reserve is being proposed to be increased by 500,000 shares to a total of 19,613,750 shares. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by the Company, the expired or repurchased shares are returned to the 1997 Plan and again become available for grant. However, no more than 19,613,750 shares will be available under the 1997 Plan for issuance upon the exercise of stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased. Appropriate adjustments will be made to the number of shares reserved under the 1997 Plan, the share limit affecting stock options, the Section 162(m) grant limit described below and the number of shares and exercise price under each outstanding award in the event of any stock dividend, combination or consolidation, recapitalization, a spin-off, a reclassification or similar change in the Company’s capital structure. As of August 31, 2005, options to purchase 7,542,062 shares of common stock granted pursuant to the 1997 Plan were outstanding, restricted stock unit awards for 35,244 shares were outstanding, 10,013,090 shares had been issued upon exercise or settlement of awards granted under the 1997 Plan and there remained 1,523,354 shares of common stock available for future grants under the 1997 Plan.

Section 162(m) Grant Limit.   In order to preserve the Company’s ability to deduct compensation related to stock options granted under the 1997 Plan, no employee or prospective employee may be granted a stock option award for more than 1,687,500 shares in any fiscal year. This grant limit is intended to permit compensation received by certain executive officers in connection with options granted under the 1997 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Administration.   The 1997 Plan will be administered by the Board of Directors or the Compensation and Management Development Committee, which, in the case of awards intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Board of Directors” refers to either the Board of Directors or such committee.) Subject to the provisions of the 1997 Plan, the Board of Directors will determine the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board of Directors may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board of Directors has the authority to interpret the provisions of the 1997 Plan and awards granted thereunder, and any such interpretation by the Board of Directors will be binding.

Eligibility.   Stock options, stock purchase rights and restricted stock unit awards may be granted under the 1997 Plan to employees, outside directors and consultants of the Company or any parent or subsidiary of the Company. In addition, stock options may be granted to prospective service providers in connection with written offers of employment. As of August 31, 2005, the Company had approximately 3,400 employees including 17 executive officers, and four outside directors who would be eligible under the 1997 Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

Terms and Conditions of Options.   Each option granted under the 1997 Plan will be evidenced by a written agreement between the Company and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of the Company’s common stock on the date of grant, while nonstatutory stock options must have an exercise price that is not less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of the Company’s common stock as reported on The Nasdaq National Market on August 31, 2005 was $23.52 per share.

The 1997 Plan provides that the option exercise price may be paid in cash or cash equivalent, by surrender of previously acquired shares of Company common stock having a fair market value equal to the exercise price, or by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. No option may be exercised unless the optionee has made adequate provision for the satisfaction of federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an incentive stock option granted under the 1997 Plan is 10 years, provided, however, that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve or six months, respectively, or if service is terminated for cause, the option will terminate immediately.

Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 1997 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Stock Purchase Rights.   Each stock purchase right granted under the 1997 Plan will be evidenced by a written agreement between the Company and the purchaser. The purchase price for shares issuable under a stock purchase right will be established by the Board of Directors in its sole discretion but must have a purchase price that is not less than 85% of the fair market value of the shares. Any right to acquire shares pursuant to a stock purchase right automatically expires within thirty days after the grant of such right. Stock purchase rights may be granted by the Board of Directors subject to such restrictions for such periods as determined by the Board of Directors and set forth in a written agreement between the Company and the purchaser, and the shares acquired pursuant to the award may not be sold or otherwise transferred until the restrictions lapse or are terminated. The purchaser must make adequate provisions for the satisfaction of federal, state, local or foreign taxes, if any, relating to the exercise of the stock purchase right.

Restricted Stock Units.   Each restricted stock unit award granted under the 1997 Plan will be evidenced by a written agreement between the Company and the participant. A restricted stock unit is a right granted to a participant to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and restricted stock units agreement. No monetary payment will be required as a condition of receiving a restricted stock unit award, the consideration for which will be services rendered to the Company, a parent or subsidiary, or for its benefit. Restricted stock unit awards may be granted by the Board of Directors subject to such restrictions, including vesting conditions, for such periods as determined by the Board of Directors and set forth in a restricted stock units agreement between the Company and the participant. The participant will not have voting rights with respect to the shares of stock represented by restricted stock units until the date of issuance of such shares. If the participant’s service with the Company terminates, the participant will forfeit to the Company any restricted stock units which remain unvested as of that date. The Company will issue to a participant on the date on which restricted stock units vest or such other date determined by the Board of Directors and set forth in the participant’s award agreement, a number of whole shares of stock equal to the number of whole restricted stock units which are vested. Prior to issuance of the stock in settlement of a restricted stock unit award, the award is nontransferable other than by will or by the laws of descent and distribution.

Change in Control.   The Plan defines a “Change in Control” of the Company as (i) the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership interest of the Company stock prior to the transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either continue or assume all outstanding options, stock purchase rights and restricted stock units or substitute substantially equivalent options or rights for its stock. If the outstanding options, stock purchase rights and restricted stock units are not continued, assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options, stock purchase rights or restricted stock units which are not assumed in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control.

Termination or Amendment.   The 1997 Plan will continue in effect until the earlier of its termination by the Board of Directors or the date on which all shares available for issuance under the 1997 Plan have been issued and all restrictions on such shares under the terms of the 1997 Plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the Board of Directors adopted the 1997 Plan or if the number of shares authorized for issuance under the 1997 Plan has been increased with the approval of the shareholders, within 10 years from the earlier of the latest such shareholder approval or the date on which the 1997 Plan was amended by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1997 Plan at any time. However, without shareholder approval, the Board of Directors may not amend the 1997 Plan to increase the total number of shares of common stock issuable thereunder or change the class of persons eligible to receive incentive stock options. No termination or amendment may affect an outstanding award without the consent of the participant.

Summary of Federal Income Tax Consequences of the 1997 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options.   A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (“disqualifying disposition”), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.   Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Purchase Rights.   A participant acquiring shares pursuant to a stock purchase award generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock purchase award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units.   A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to certain persons under the 1997 Plan as of July 2, 2005 and since its inception are as follows: (i) Gregory Scott, Chief Executive Officer, 1,687,499 shares; (ii) Manny Mashouf, Chairman of the Board, no shares; (iii) Barbara Wambach, Chief Administrative Officer, 1,012,499 shares; (iv) Walter Parks, Chief Financial Officer and Chief Accounting Officer, 674,997 shares; (v) Susan Peterson, Vice President of Design, bebe, 253,124 shares, (vi) all current executive officers as a group, an aggregate of 5,547,887 shares; (vii) all current Directors who are not executive officers as a group, an aggregate of 1,753,307 shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 10,403,923 shares. Since its inception, no awards have been granted under the 1997 Plan to any other current nominee for election as a Director, or any associate of any such current Director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the 1997 Plan.

Vote Required and Board Of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present, either in person or by proxy and voting (whether voting affirmatively or negatively), is required for approval of this proposal. Abstentions and broker non-votes will not be counted as voting for purposes of determining the presence of a quorum but will otherwise have no effect on the outcome of this vote. The Board of Directors believes that the proposed amendment of the 1997 Plan is in the best interests of the Company and its shareholders for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1997 STOCK PLAN FROM 19,113,750 SHARES TO 19,613,750 SHARES.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending July 1, 2006. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2004 and July 2, 2005 by our principal accounting firm, Deloitte & Touche LLP:

	2004	2005
Audit Fees(1)	$264,000	$694,000
Audit Related Fees(2)	5,000	4,000
Tax Fees(3)	172,000	44,000
All Other Fees(4)	19,000	21,000
Total	$460,000	$763,000

(1)          Audit Fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, the review of our interim consolidated financial statements included in quarterly reports, services related to internal controls and services that are normally provided in connection with statutory and regulatory filings and engagements.

(2)          Audit-Related Fees are fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)          Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. Fiscal year 2004 tax fees increased by $62,000 from $110,000, as reported in Schedule 14A filed on October 27, 2004, to $172,000 as noted above primarily due to tax compliance services performed during fiscal year 2005 that related to the fiscal year ended June 30, 2004.

(4)          All Other Fees consist of fees billed for unclaimed property services.

The Audit Committee approves in advance the engagement of Deloitte & Touche LLP for all audit and non-audit services to be performed by Deloitte & Touche LLP.

Vote Required and Board of Directors’ Recommendation

Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have an effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 31, 2005, with respect to the beneficial ownership of our common stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each of our Directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table below and (iv) all of our executive officers and Directors as a group:

	Shares Owned(1)
Name and Address of Beneficial Owners(2)	Number of Shares	Percentage of Class%
Manny Mashouf(3)	67,628,018	74.2%
Neda Mashouf(4)	67,628,018	74.2%
Barbara Bass(5)	304,795	*
Cynthia Cohen(6)	17,193	*
Corrado Federico(7)	297,858	*
Caden Wang(8)	7,491	*
Gregory Scott(9)	412,491	*
Barbara Wambach(9)	164,494	*
Walter Parks(9)	48,785	*
Susan Peterson(9)	25,311	*
All Directors, director nominees and executive officers as a group (21 persons)(10)	69,293,235	74.7%

*                    Less than 1%

(1)          Number of shares beneficially owned and the percentage of shares beneficially owned are based on 91,131,330 shares outstanding as of August 31, 2005 and are adjusted to reflect the two 3 for 2 stock splits which occurred during the fiscal year ended July 2, 2005 (in December, 2004 and June, 2005). Beneficial ownership is determined in accordance with the rules of the SEC and a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of outstanding options. Shares of common stock subject to options granted under bebe’s 1997 Plan, as amended, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)          The address of each beneficial owner of 5% or more of our common stock is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

(3)          Includes 357,750 shares held in trusts for the benefit of Mr. Mashouf’s children, as to which Mr. Mashouf disclaims beneficial ownership, and 66,518,336 shares owned jointly by Mr. Mashouf and his wife Neda Mashouf.

(4)          Includes 751,932 shares held in the name of Ms. Mashouf’s husband and 357,750 shares held by trusts for the benefit of her children, as to which Ms. Mashouf disclaims beneficial ownership. Also includes 66,518,336 shares owned jointly by Ms. Mashouf and her husband Manny Mashouf.

(5)          Includes 294,325 shares subject to stock options exercisable within 60 days of August 31, 2005. Also includes 10,470 shares exercisable upon termination of Ms. Bass’s service as a Director.

(6)          Includes 13,920 shares subject to options exercisable within 60 days of August 31, 2005. Also includes 3,273 shares exercisable upon termination of Ms. Cohen’s service as a Director.

(7)          Includes 287,388 shares subject to options exercisable within 60 days of August 31, 2005. Also includes 10,470 shares exercisable upon termination of Mr. Federico’s service as a Director.

(8)          Includes 4,218 shares subject to options exercisable within 60 days of August 31, 2005. Also includes 3,273 shares exercisable upon termination of Mr. Wang’s service as a Director.

(9)          All shares are subject to options exercisable within 60 days of August 31, 2005.

(10)   Includes an aggregate of 1,606,033 shares subject to stock options exercisable within 60 days of August 31, 2005 held by the Directors and executive officers. Also includes 27,486 shares exercisable upon termination of the services of Ms. Bass, Ms. Cohen, Mr. Wang and Mr. Federico as Directors, as discussed above.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information for the fiscal years ended July 2, 2005, June 30, 2004, and June 30, 2003 concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, whose total salary and bonus for the year ended July 2, 2005 exceeded $100,000 for services in all capacities to bebe and our subsidiaries (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards
	Annual Compensation					Securities
	Fiscal					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus(1)		Options	Compensation
Gregory Scott	2005	$500,000		$225,000		—	—
Chief Executive Officer	2004	173,077	(2)	77,885		1,687,499 (3)	$2,550	(4)
	2003	—		—		—	—
Manny Mashouf	2005	500,000		—	(5)	—	—
Chairman of the Board of Directors	2004	488,462	(6)	219,808		—	—
	2003	480,769	(6)	—		—	4,142	(7)
Barbara Wambach	2005	350,000		157,500		—	—
Chief Administrative Officer	2004	121,154	(8)	54,519		1,012,499 (3)	—
	2003	—		—		—	—
Walter Parks	2005	306,074		137,733		168,748 (9)	23,615	(4)
Chief Financial Officer and Chief	2004	161,538	(10)	72,692		506,249 (3)	55,840	(4)
Accounting Officer	2003	—		—		—	—
Susan Peterson	2005	275,000		123,750		—	—
Vice President Design, bebe	2004	105,769	(11)	47,596		253,124 (3)	—
	2003	—		—		—	—

   (1)  Bonuses are based on our bonus plan for the fiscal year indicated. Bonuses are reflected in the fiscal year in which they were earned. See “REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

   (2)  Mr. Scott joined the Company in February 2004.

   (3)  The option vests over a four year period, with 20% of the shares subject to the option vesting at the end of the first year and 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years, subject to the employee’s continued service with bebe.

   (4)  Represents relocation expenses paid by the Company.

   (5)  Mr. Mashouf elected to waive any potential bonus for fiscal year 2005. Additionally, Ms. Neda Mashouf (Vice Chairperson and an executive officer during fiscal year 2005) also elected to waive any potential bonus for fiscal year 2005 and, effective August 19, 2005, elected to forgo any salary for the remainder of fiscal year 2006.

   (6)  In April 2003, Mr. Mashouf requested a 20% reduction in his salary until we achieved our goal of three consecutive months of positive comparable store sales. Mr. Mashouf’s annual salary was restored to its previous rate in August 2003 when this goal was achieved. Mr. Mashouf resigned as our

Chief Executive Officer in February 2004, but continues to serve as Chairman of the Board and as an executive officer.

   (7)  Represents life insurance premiums.

   (8)  Ms. Wambach joined the Company in February 2004.

   (9)  The option vests over a four year period, with 20% of the shares subject to the option vesting monthly in each of the first and second years and 30% of the shares subject to the option vesting in each of the third and fourth years, subject to the employee’s continued service with the Company.

(10) Mr. Parks joined the Company in December 2003.

(11) Ms. Peterson joined the Company in February 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended July 2, 2005, to the Named Executive Officers.

Potential Realized Value at Assumed Annual
	Individual Grants in Fiscal 2005			Rates of Stock Price Appreciation for Option Term (1)
Percent of
Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options Granted	in Fiscal	Base Price	Expiration
Name	(#)(2)	Year(3)	($/sh)(4)	Date	5%($)	10%($)
Manny Mashouf	—	—	—	—	—	—
Gregory Scott	—	—	—	—	—	—
Barbara Wambach	—	—	—	—	—	—
Walter Parks	168,748	14.0%	$17.45	12/08/14	$1,851,876	$4,693,018
Susan Peterson	—	—	—	—	—	—

(1)          Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)          Options were granted under the 1997 Plan. Options granted under the 1997 Plan generally vest over a four year period, with 20% of the shares subject to the grant vesting in each of the first and second years, and 30% vested in each of the remaining two years. The options have a 10-year term, subject to earlier termination in certain situations related to termination of employment.

(3)          Based on a total of approximately 1,208,577 options granted to all employees during fiscal 2005.

(4)          All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by reference to the closing sales price as reported on the Nasdaq National Market on the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND FISCAL YEAR-END OPTION VALUES

The following table provides the specified information concerning options to purchase common stock that were exercised in the fiscal year ended July 2, 2005 by the Named Executive Officers. The following table also provides the specified information concerning unexercised options held as of July 2, 2005, by the Named Executive Officers:

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at July 2, 2005		Value of Unexercised In-the-Money Options at July 2, 2005(1)
Name	on Exercise (2)	Realized(3)	Exercisable(4)	Unexercisable	Exercisable(4)	Unexercisable
Manny Mashouf	—	—	0	0	0	0
Gregory Scott	150,000	$1,940,273	299,993	1,237,506	$5,591,870	$23,067,112
Barbara Wambach	173,000	1,898,890	96,994	742,505	1,807,968	13,840,293
Walter Parks	164,957	1,957,722	3,787	506,253	74,377	8,451,406
Susan Peterson	59,058	764,669	8,436	185,630	157,247	3,460,143

(1)          “Value of Unexercised In-the-Money Options” is calculated by determining the difference between the fair market value of the securities underlying the option on July 1, 2005 of $27.27, the closing price on the last trading day of the fiscal year as reported by the Nasdaq National Market, and the exercise price of the Named Executive Officer’s option grant which is below the fair market value. The options in grants that are above the fair market value, if any, are not included in the calculation.

(2)          “Shares Acquired on Exercise” includes all shares underlying the option, or portion of the option, exercised, without deducting shares withheld to satisfy tax obligations, sold to pay the exercise price, or otherwise disposed of.

(3)          “Value Realized” is calculated by multiplying the difference between the market value (closing market price) at the exercise date and the exercise price by the number of shares acquired upon exercise.

(4)          Under the 1997 Plan, options generally vest over a four year period, with 20% of the shares subject to the grant vesting in each of the first and second years, and 30% vested in each of the remaining two years. See also “EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS.”

Employment Contracts and Change in Control Arrangements

In the event of a Change in Control (as defined in the 1997 Plan), all options granted under the 1997 Plan, unless otherwise provided by the applicable stock option agreement, become exercisable in full if (i) such options do not remain outstanding, (ii) such options are not assumed by the surviving corporation or its parent or (iii) the surviving corporation or its parent does not substitute options for its stock with substantially the same terms for such options.

We do not have employment agreements with any of our Named Executive Officers.

Director Compensation

Our non-employee Directors are paid a fee of $2,500 for each meeting of the Board of Directors that they attend. For each meeting of the Audit Committee, members are paid $1,250 and the chairman of such committee is paid $2,500. For each meeting of the Compensation and Management Development Committee or the Nominating and Corporate Governance Committee, members are paid $1,250 and the Chairman of such committee is paid $2,000. We also reimburse all Directors for their expenses incurred in attending such meetings.

In fiscal 2005, each of our non-employee Directors received a restricted stock unit award for 1,557 shares. Each restricted stock unit represents a right to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and the participant’s restricted stock units agreement. In addition, each non-employee Director was granted an option to purchase 25,312 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Manny Mashouf and Neda Mashouf are father and step-mother, respectively, to Paul Mashouf, one of our executive officers. Manny Mashouf and Neda Mashouf are uncle and aunt, respectively, to Hamid Mashouf, also one of our executive officers. Paul Mashouf serves as Vice President of Manufacturing and Sourcing—BEBE SPORT and in fiscal 2005 received an annual salary of approximately $146,000 and earned a bonus of approximately $68,000 in accordance with our 2005 bonus plan.  Hamid Mashouf serves as Vice President, Information Systems and Technology and in fiscal 2005 received an annual salary of approximately $152,000 and earned a bonus of approximately $68,000 in accordance with our 2005 bonus plan. In addition, Paul Mashouf and Hamid Mashouf are eligible to receive stock options in accordance with our compensation policies for our executive officers. For more information about the Company’s compensation of executives, see “REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.”

Vittoria Federico, the daughter of Board member Corrado Federico, is employed by the Company as an assistant buyer, a non-executive position, and in fiscal 2005 received total cash compensation that did not exceed $60,000. Upon joining bebe, Ms. Federico was granted options to purchase 1,687 shares at an exercise price of $4.07, the fair market value of our common stock on the date of grant. Approximately one half of such shares are vested.

With respect to each transaction described above, neither the Company nor the Board member identified believe that such Board member has any material interest, direct or indirect, in his or her family member’s employment relationship or compensation arrangement with the Company.

Except as disclosed above or otherwise disclosed in this proxy statement, during the fiscal year ended July 2, 2005, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any executive officer, Director or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had or will have a direct or indirect material interest.

The Company entered into indemnification agreements with each of the executive officers and Directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains two compensation plans that provide for the issuance of the Company’s common stock to its executive officers and other employees, Directors and consultants. These consist of the Company’s 1997 Plan and our 1998 Employee Stock Purchase Plan, both of which have been approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of July 2, 2005:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	7,698,246	$8.44	3,453,848	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	7,698,246	$8.44	3,453,848

(1)          Includes 2,045,215 shares that are reserved for issuance under our 1998 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s executive officers, Directors and persons who beneficially own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of such forms received by the Company or written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all applicable reporting requirements.

COMPARISON OF SHAREHOLDER RETURN

The following graph compares the percentage change in the Company’s cumulative total shareholder return on common stock with (i) Standard & Poor’s 500 Stock Index (“S&P 500”) and (ii) the Standard & Poor’s Apparel, Accessories & Luxury Goods Index (“S&P Apparel Index”) (1) from June 30, 2000 to June 30, 2005. The graph assumes an initial investment of $100 and reinvestment of dividends (2). The graph is not necessarily indicative of future price performance.

*                     $100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	6/2000	6/2001	6/2002	6/2003	6/2004	6/2005
bebe stores, inc.	$100.00	348.18	242.27	228.18	358.18	1073.43
S&P 500	$100.00	85.17	69.85	70.03	83.41	88.68
S&P Apparel Index	$100.00	144.86	154.21	154.21	197.74	244.25

(1)          Formerly known as the Standards & Poor’s Textile/Apparel Index.

(2)          Four quarterly cash dividends were declared on the Company’s common stock during fiscal 2005.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The members of the Compensation and Management Development Committee during fiscal 2005 who participated in the deliberations concerning compensation reported for fiscal 2005 were Barbara Bass, Cynthia Cohen and Caden Wang. On August 12, 2004, Corrado Federico resigned from the Compensation and Management Development Committee and was replaced by Mr. Wang. Effective November 18, 2005, Mr. Federico will rejoin the Committee as its fourth member.

The Compensation and Management Development Committee is comprised of at least three Directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq National Stock Market. The primary purpose of the Compensation and Management Development Committee is to discharge the Board of Directors’ responsibilities relating to compensation and benefits of the Company’s executive officers and other employees as determined by the Compensation and Management Development Committee, and to oversee and approve the Company’s compensation policies and practices. In carrying out these responsibilities, the Compensation and Management Development Committee reviews all components of executive officer compensation for consistency with the Compensation and Management Development Committee’s compensation philosophy as in effect from time to time. In addition, the Committee is responsible for overseeing the development and implementation of management development plans and succession practices to ensure that the Company has sufficient management depth to support its continued growth and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave the Company.

Salary

In fiscal 2005, the Compensation and Management Development Committee set salaries for each executive officer, including the Chief Executive Officer, after reviewing the range of salary for similar positions in other companies of similar size in the retail apparel industry set forth in a survey commissioned by the Compensation and Management Development Committee from an outside compensation consultant, Towers Perrin. When commissioning the report, the Compensation and Management Development Committee identified certain apparel companies as the peer group for the survey, and the consultant identified additional companies for review that had similar financial results and were within the specialty retail industry. The Compensation and Management Development Committee takes into account the Company’s projected revenue levels and regional salary differences, as well as retention and competition for executive talent in setting salaries. The Committee’s compensation philosophy is to pay for performance by closely tying total compensation awards to shareholder value. Accordingly, total cash compensation is generally targeted below the median of salaries among comparable companies identified in the survey, and the long term compensation component is used to bring overall executive compensation to the median of compensation levels among these comparable companies. In preparing the performance graph set forth in the section entitled “COMPARISON OF SHAREHOLDER RETURN,” the Company has selected Standard and Poor’s Apparel, Accessories and Luxury Goods Index as its published industry index; however, the companies included in the Company’s salary survey are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent.

The Chief Executive Officer annually evaluates the performance of the other executive officers, and recommends salary adjustments to the Compensation and Management Development Committee. In setting salaries, the Compensation and Management Development Committee reviews the recommendations of the Chief Executive Officer and also evaluates the individual performance of the executive officer and the financial performance of the Company for that fiscal year.

Due to its continued growth, the Company hired several new executive officers in fiscal 2005 and the Compensation and Management Development Committee has reviewed the salary proposed by management for these new executive officers on the same basis as described above, taking into account the expected contributions of the individual and recruiting requirements.

Incentive Compensation

The Company maintains a bonus plan to reward certain employees of the Company for their participation in the Company’s success and to provide incentive for such employees to continue to maximize the Company’s profitability. Pursuant to the bonus plan, each participant receives an annual discretionary bonus equal to a certain percentage of his or her base salary if the Company meets certain levels of profitability for the fiscal year which is based on earnings per share for the fiscal year. The percentage of salary is based on the participant’s level of responsibility with more senior executive officers having a higher percentage of compensation subject to financial performance. The Compensation and Management Development Committee also establishes individual financial performance goals for each executive, and the executives are not eligible to receive a bonus unless these individual financial performance goals are met. In addition, the bonuses of executive officers within certain departments in the Company have an additional component to their bonus which is based on the results within their particular division of the Company. The weight of each component of an executive’s bonus is determined based upon the executive’s particular position, responsibilities and division within the Company. Executive officers Manny Mashouf and Neda Mashouf waived their right to receive their any potential performance bonuses for fiscal 2005.

Stock Options

The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company’s shareholders. Because stock options are granted with an exercise price equal to the prevailing market price, stock options will only have value if the Company’s stock price increases over the exercise price. Therefore, the Compensation and Management Development Committee believes that stock options are a critical component to the Company’s compensation program as they serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

Certain newly hired executive officers receive relatively larger stock option grants vesting over a four year period in order to bring them up to competitive levels of annual compensation and to replace options forfeited as a result of joining the Company. Annual grants are typically used after the initial stock option grant to address retention considerations and to tie a portion of compensation to financial performance. The Compensation and Management Committee considers the relative size of the initial stock option grant to an executive officer in order to determine the appropriate size of the executive’s subsequent annual grant, if any. Generally, the size of stock option awards is determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the Company, as well as recruitment and retention considerations. In fiscal 2005, the Compensation and Management Development Committee reviewed a survey of specialty apparel companies commissioned from Towers Perrin in order to determine appropriate option grants for the Company’s executive officers. In determining awards for the Company’s executive officers for fiscal 2005, the Compensation and Management Development Committee’s goal was to grant options that, when combined with total cash compensation, targeted the fiftieth percentile of total compensation for similar positions at competitive benchmark companies. Such grants generally vest over a four year period, with 20% of the shares subject to the grant vesting at the end of the first year and 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years. The Compensation and Management Development Committee determined in July 2005 to change the vesting schedule of future option grants to provide that options will vest annually over a four year period at the rate of 20%, 20%, 30% and 30% for each full year of continuous service.

The Company believes that grants of restricted stock units are appropriate when an executive officer has demonstrated a high level of performance and high potential for future performance, as well as for retention purposes. In fiscal 2005, the Compensation and Management Development Committee awarded restricted stock units to one executive officer of the Company.

Compensation of Chief Executive Officer

Salary.   The Compensation and Management Development Committee generally evaluates the performance and sets the salary of the Company’s Chief Executive Officer on an annual basis. In assessing the annual salary of the Chief Executive Officer, the Compensation and Management Development Committee evaluates his performance and the financial performance of the Company for that fiscal year. The salary for Mr. Scott was evaluated and determined in fiscal 2005 in the same manner as all other executive officer salaries after reviewing the results of the survey commissioned by the Compensation and Management Development Committee.

Incentive Compensation.   On the basis of the Company’s performance during fiscal 2005, Mr. Scott was awarded an incentive bonus of $225,000. The bonus was contingent upon achievement of individual financial goals determined by the Compensation and Management Development Committee, and awarded based upon achievement of these individual goals, as well the Company’s achievement of targeted earnings per share, with the overall bonus weighted more heavily upon achievement of targeted earnings per share.

Stock Options.   Due to the size and multi-year vesting of the stock option granted to Mr. Scott when he joined the Company in fiscal 2004, the Compensation and Management Development Committee did not consider awarding Mr. Scott an additional grant in fiscal 2005.

Section 162(m) of the Internal Revenue Code

The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, and related Treasury Department regulations, which restrict deductibility of executive compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s stockholder-approved 1997 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are outside directors within the meaning of Section 162(m) and have an exercise price no less than the fair market value of the underlying shares on the date of grant. We expect that the Compensation and Management Development Committee will continue to be comprised of outside directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Compensation and Management Development Committee does not believe that in general other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation and Management Development Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under Section 162(m). The Compensation and Management Development Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Barbara Bass
Cynthia Cohen
Caden Wang

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the quality of the Company’s financial statements and the Company’s financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations and providing a report on management’s assessment of the Company’s internal control over financial reporting. Deloitte & Touche LLP, the Company’s independent registered public accountant, is responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, and providing an attestation report on management’s assessment of the Company’s internal control over financial reporting.

The Audit Committee consists of three Directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq National Stock Market. In fiscal 2005, the Audit Committee made some minor modifications to the audit committee charter. A copy of the revised audit committee charter is attached to this proxy statement as Appendix A.

The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed as required by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee has discussed with the auditors matters that may impact their objectivity and independence, including a review of both audit and non-audit fees, and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005.

Caden Wang
Barbara Bass
Cynthia Cohen

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2006 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Secretary, not later than June 21, 2006. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Amended and Restated Bylaws, addressed to the Secretary at our principal executive offices, not later than June 21, 2006.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gregory Scott Chief Executive Officer

Brisbane, California
October 17, 2005

APPENDIX “A’’

Charter of the Audit Committee of the
Board of Directors

BEBE STORES, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of bebe stores, inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public, and on the Company’s compliance with legal and regulatory requirements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent registered public accountant and have prepared and approve any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market. In addition, the Committee shall not include any member who:

•       has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

•       accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•       is an executive officer of the Company, or beneficially owns or controls, directly or indirectly, more than 10% of the Company’s outstanding common stock or is otherwise an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial officer or other senior officer with financial oversight responsibilities. No Committee member shall simultaneously serve on the audit committee of more than three public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such service does not impair the ability of such member to serve effectively on the Committee, which determination shall be disclosed in the annual proxy statement.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by a majority of the members present shall represent a valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent registered public accountant in separate executive sessions as appropriate. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

A. Oversight of the Company’s Independent Registered Public Accountant

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent registered public accountant (including resolution of disagreements between management and the independent registered public accountant regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

2. Periodically review and discuss with the independent registered public accountant (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent registered public accountant consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent registered public accountant’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent registered public accountant.

3. Evaluate annually the qualifications, performance and independence of the independent registered public accountant, including a review of whether the independent registered public accountant’s quality-control procedures are adequate and a review and evaluation of the lead partner of the independent registered public accountant, taking into account the opinions of management and report to the Board on its conclusions, together with any recommendations for additional action.

4. Consult with the independent registered public accountant to and assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

5. Approve in advance the engagement of the independent registered public accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable,

performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent registered public accountant is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of subsections (x) and (y) above.

6. Meet with the independent registered public accountant prior to the audit to discuss the planning and staffing of the audit.

7. Approve as necessary the termination of the engagement of the independent registered public accountant.

8. Approve policies for the hiring of employees or former employees of the independent registered public accountant who participated in any capacity in the audit of the Company, taking into account the impact of such hiring on auditor independence.

9. Regularly review with the independent registered public accountant any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent registered public accountant in connection with the audit of the financial statements. Review with the independent registered public accountant any accounting adjustments that were noted or proposed by the auditor, including those that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

10. Review with the independent registered public accountant the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent registered public accountant has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accountant.

B. Review of Financial Reporting, Policies and Processes

1. Review and discuss with management and the independent registered public accountant, the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent registered public accountant, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent registered public accountant the Company’s quarterly financial statements.

3. Review and discuss with management and the independent registered public accountant, as appropriate, the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

5. Periodically meet separately with management.

6. Periodically meet separately with the independent registered public accountant.

7. Review with management and the independent registered public accountant any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

8. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent registered public accountant the attestation to and report on the assessment made by management, and consider with management and the independent registered public accountant whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent registered public accountant’s attestation and, require any such changes to be implemented.

9. To the extent that it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

10. Review and discuss with management and the independent registered public accountant, any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

11. Review with management and the independent registered public accountant the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentation, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent registered public accountant or management.

12. Review any analyses prepared by management and/or the independent registered public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

13. Review any special audit steps adopted in light of material control deficiencies.

C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2. Review and approve any “related-party transactions” (as defined by the SEC and the Nasdaq Stock Market) after reviewing each such transaction for potential conflicts of interests and other improprieties in compliance with Nasdaq listing requirements.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. Consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct.

5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

6. Discuss with management and the independent registered public accountant any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

7. Review with the Company’s general counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

8. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

9. Develop and implement an annual performance evaluation of the Committee

10. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

11. Review and reassess the Charter’s adequacy annually.

APPENDIX “B”

1997 Stock Option Plan

bebe stores, inc.

1997 STOCK PLAN

(As amended and restated through August 16, 2005)

TABLE OF CONTENTS

1.	Establishment and Purpose.	B-1
2.	Administration.	B-1
	(a) Committees of the Board of Directors.	B-1
	(b)Authority of the Board of Directors.	B-1
3.	Eligibility.	B-1
	(a) General Rule.	B-1
	(b) Ten-Percent Shareholders.	B-1
4.	Stock Subject to Plan.	B-2
	(a) Basic Limitation.	B-2
	(b) Additional Shares.	B-2
5.	Terms and Conditions of Stock Purchase Awards or Sales.	B-2
	(a) Stock Purchase Agreement.	B-2
	(b) Duration of Offers and Nontransferability of Rights.	B-2
	(c) Purchase Price.	B-2
	(d) Withholding Taxes.	B-3
	(e) Restrictions on Transfer of Shares and Vesting.	B-3
	(f) Accelerated Vesting.	B-3
6.	Terms and Conditions of Options.	B-3
	(a) Stock Option Agreement.	B-3
	(b) Number of Shares.	B-3
	(c) Exercise Price.	B-3
	(d) Withholding Taxes.	B-3
	(e) Exercisability.	B-3
	(f) Accelerated Vesting and Exercisability.	B-3
	(g) Basic Term.	B-4
	(h) Nontransferability of ISOs.	B-4
	(i) Termination of Service (Except by Death or for Cause).	B-4
	(j) Leaves of Absence.	B-4
	(k) Death of Optionee.	B-4
	(l) Termination for Cause.	B-5
	(m) No Rights as a Shareholder.	B-5
	(n) Modification, Extension and Assumption of Options.	B-5
	(o) Restrictions on Transfer of Shares and Vesting.	B-5
7.	Terms and Conditions of Restricted Stock Units.	B-5
	(a) Restricted Stock Units Agreement.	B-5
	(b) Purchase Price.	B-6
	(c) Vesting.	B-6
	(d) Voting.	B-6
	(e) Effect of Termination of Service.	B-6
	(f) Settlement of Restricted Stock Unit Award.	B-6
	(g) Accelerated Vesting and Settlement of Restricted Stock Unit Awards.	B-6
	(h) Restrictions on Transfer of Restricted Stock Unit Awards.	B-6
8.	Payment for Shares.	B-6
	(a) General Rule.	B-6
	(b) Surrender of Stock.	B-6

i

	(c) Services Rendered.	B-7
	(d) Promissory Note.	B-7
	(e) Exercise/Sale.	B-7
	(f) Exercise/Pledge.	B-7
9.	Adjustment of Shares.	B-7
	(a) General.	B-7
	(b) Mergers and Consolidations.	B-7
	(c) Reservation of Rights.	B-7
10.	Securities Law Requirements.	B-8
	(a) General.	B-8
	(b) Financial Reports.	B-8
11.	No Retention Rights.	B-8
12.	Duration and Amendments.	B-8
	(a) Term of the Plan.	B-8
	(b) Right to Amend or Terminate the Plan.	B-8
	(c) Effect of Amendment or Termination.	B-8
13.	Definitions.	B-9
14.	Execution.	B-11

ii

bebe stores, inc.
1997 STOCK PLAN

I.   Establishment and Purpose.

The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units. Options granted under the Plan may include Nonstatutory Options (“NSOs”) as well as Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

II.   Administration.

A.   Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

B.   Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees, all Participants and all persons deriving their rights from a Purchaser, Optionee and Participant.

C.   Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

D.   Committee Complying with Section 162(m). If the Company (or any Parent or Subsidiary) is a “publicly held corporation” within the meaning of Section 162(m), the Board of Directors may establish a committee of “outside directors” within the meaning of Section 162(m) to approve any grants under the Plan which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

III.   Eligibility and Award Limitation.

A.   General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, the direct award or sale of Shares and the grant of Restricted Stock Units. For purposes of the grant of Options, “Employees,” “Outside Directors” and “Consultants” shall include prospective Employees, prospective Outside Directors and prospective Consultants to whom Options are granted in connection with written offers of an employment or other service relationship with the Company (or any Parent or Subsidiary). Only Employees shall be eligible for the grant of ISOs.

B.   Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) the ISO, by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

C.   Section 162(m) Grant Limit. Subject to adjustment as provided in Section 9(a), at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million six hundred eighty-seven thousand five hundred (1,687,500) shares (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

IV.   Stock Subject to Plan.

A.   Basic Limitation. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options, Stock Purchase Rights, Restricted Stock Units or other rights to acquire Shares) shall not exceed nineteen million six hundred thirteen thousand seven hundred fifty (19,613,750) Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

B.   Additional Shares. In the event that any outstanding Option, Stock Purchase Right, Restricted Stock Units or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the portion of such award which has not been exercised or settled as of the time of such termination shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed nineteen million six hundred thirteen thousand seven hundred fifty (19,613,750) Shares (subject to adjustment pursuant to Section 9).

V.   Terms and Conditions of Stock Purchase Awards or Sales.

A.   Stock Purchase Agreement. Each award or sale of Shares pursuant to Section 5 shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

B.   Duration of Offers and Nontransferability of Rights. Any right to acquire Shares pursuant to Section 5 shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company in writing. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

C.   Purchase Price. The Purchase Price of Shares to be offered pursuant to Section 5 shall not be less than 85% of the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion. The Purchase Price shall be payable in a form or combination of the forms of consideration applicable to payment of the Purchase Price, as described in Section 8.

D.   Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

E.   Restrictions on Transfer of Shares and Vesting. Any Shares awarded or sold under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

F.   Accelerated Vesting. Unless the applicable Stock Purchase Agreement provides otherwise, any right to repurchase a Purchaser’s Shares at the original Purchase Price (if any) upon termination of the Purchaser’s Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control and the repurchase right is not assigned to the entity that employs the Purchaser immediately after the Change in Control or to its parent or subsidiary.

VI.   Terms and Conditions of Options.

A.   Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

B.   Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

C.   Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of an NSO shall not be less than 85 % of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form or combination of the forms of consideration applicable to Options, as described in Section 8.

D.   Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

E.   Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

F.   Accelerated Vesting and Exercisability. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee’s Options shall become exercisable and vested in full if (i) the Company is subject to a Change in Control, (ii) such Options are not assumed by the surviving corporation or its parent and (iii) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. Any options which are not assumed or substituted for in connection with the

Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control.

G.   Basic Term. The Stock Option Agreement shall specify the term of the Option. The term of an ISO shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

H.   Transferability of Options. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Notwithstanding the foregoing, an NSO shall be assignable or transferable to the extent permitted by the Board of Directors and set forth in the Stock Option Agreement evidencing such Option.

I.   Termination of Service (Except by Death or for Cause). Unless otherwise specified in the Stock Option Agreement, if an Optionee’s Service terminates for any reason other than the Optionee’s death or for Cause (as defined below), then the Optionee’s Options shall expire on the earliest of the following occasions:

1.      The expiration date determined pursuant to Subsection (g) above;

2.      The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

3.      The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

J.   Leaves of Absence. For purposes of Subsection (i) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

K.   Death of Optionee. Unless otherwise specified in the Stock Option Agreement, if an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

1.      The expiration date determined pursuant to Subsection (g) above; or

2.      The date 12 months after the Optionee’s death.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

L.   Termination for Cause.  Unless otherwise specified in the Stock Option Agreement, if an Optionee’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Optionee’s Stock Option Agreement or contract of employment or service, for purposes of this Section 6(l) “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, or falsification of any Company documents or records; (2) the Optionee’s improper use or disclosure of a the Company’s confidential or proprietary information; (3) any action by the Optionee which has a material detrimental effect on the Company’s reputation or business; (4) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and the Company, which breach is not cured pursuant to the terms of such agreement; (6) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his or her duties with the Company; or (7) Optionee’s conviction for a violation of any securities law.

M.   No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

N.   Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

O.   Restrictions on Transfer of Shares and Vesting. Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

VII.   Terms and Conditions of Restricted Stock Units.

A.   Restricted Stock Units Agreement. Each Restricted Stock Unit award pursuant to Section 7 shall be evidenced by a Restricted Stock Units Agreement between the Participant and the Company. Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Units Agreement. The provisions of the various Restricted Stock Units Agreements entered into under the Plan need not be identical.

B.   Purchase Price.   No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit award, the consideration for which shall be services actually rendered to the Company, a Parent or Subsidiary, or for its benefit.

C.   Vesting.   Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions or restrictions, as shall be established by the Board of Directors and set forth in the Restricted Stock Units Agreement.

D.   Voting.   A Participant shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

E.   Effect of Termination of Service.   Unless otherwise provided by the Board of Directors in the grant of Restricted Stock Units and set forth in the Restricted Stock Units Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

F.   Settlement of Restricted Stock Unit Award.   The Company shall issue to the Participant on the date on which the Restricted Stock Units subject to the Participant’s Restricted Stock Unit award vests or on such other date as determined by the Board of Directors, in its discretion, and set forth in the Participant’s Restricted Stock Units Agreement a number of whole shares of Stock equal to the number of whole Restricted Stock Units as set forth in and subject to the Restricted Stock Units Agreement which are no longer subject to vesting conditions or which are otherwise to be settled on such date, subject to withholding of applicable taxes, if any.

G.   Accelerated Vesting and Settlement of Restricted Stock Unit Awards.   Unless the applicable Restricted Stock Units Agreement provides otherwise, all of a Participant’s Restricted Stock Units shall become vested in full if (i) the Company is subject to a Change in Control, (ii) such Restricted Stock Units do not remain outstanding, (iii) such Restricted Stock Units are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute a substantially equivalent award. The  Restricted Stock Units shall be settled in accordance with Section 7(f) immediately prior to the effective date of the Change in Control to the extent the Restricted Stock Units are neither assumed or substituted for in connection with the Change in Control.

H.   Restrictions on Transfer of Restricted Stock Unit Awards.   Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit award, the award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

VIII.   Payment for Shares.

A.   General Rule.   The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.

B.   Surrender of Stock.   To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares owned by the Optionee or the Optionee’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

C.   Services Rendered.   At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

D.   Exercise/Sale.   To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

E.   Exercise/Pledge.   To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

IX.   Adjustment of Shares.

A.   General.   In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit award, (iii) the Section 162(m) Grant Limit set forth in Section 3(c) or (vi) the Exercise Price under each outstanding Option. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and no any event may the exercise price be decreased to an amount less than the par value, if any, of the Stock.

B.   Mergers and Consolidations.   In the event that the Company is a party to a merger or consolidation, outstanding Options, Stock Purchase Rights and Restricted Stock Units shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionees’, Purchasers’ or Participants’ consent, may provide for:

1.      The continuation of such outstanding Options, Stock Purchase Right or Restricted Stock Units by the Company (if the Company is the surviving corporation);

2.      The assumption of the Plan and such outstanding Options, Stock Purchase Rights or Restricted Stock Units by the surviving corporation or its parent;

3.      The substitution by the surviving corporation or its parent of options, stock purchase rights or restricted stock units with substantially the same terms for such outstanding Options, Stock Purchase Rights or Restricted Stock Units; or

4.      The cancellation of such outstanding Options without payment of any consideration.

C.   Reservation of Rights.   Except as provided in this Section 9, an Optionee, Purchaser or Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

X.   Securities Law Requirements.

A.   General.   Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock  exchange or other securities market on which the Company’s securities may then be traded.

B.   Financial Reports.   Each Optionee, Purchaser and Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

XI.   No Retention Rights.

Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Purchaser, Optionee, or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser, Optionee or Participant) or of the Purchaser, Optionee or Participant which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

XII.   Duration and Amendments.

A.   Term of the Plan.   The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options and awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan as provided in Section 4 has been increased at any time (other than pursuant to Section 9), all ISOs shall be granted, if at all, within ten (10) years from the earlier of (i) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board of Directors.

B.   Right to Amend or Terminate the Plan.   The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

C.   Effect of Amendment or Termination.   No Shares shall be issued or sold under the Plan after the termination thereof, except in settlement of Restricted Stock Unit awards and upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

XIII.   Definitions.

A.   “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

B.   “Change in Control” shall mean:

1.      The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership of Company stock prior to the transaction ; or

2.      The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

C.   “Code” shall mean the Internal Revenue Code of 1986, as amended.

D.   “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

E.   “Company” shall mean bebe stores, inc., a California corporation.

F.   “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

G.   “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

H.   “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

I.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

J.   “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

K.   “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:

1.      If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the next day on which the Stock was so traded following the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.

2.      If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith.

L.   “Insider” shall mean an officer or a director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

M.   “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.

N.   “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

O.   “Option” shall mean an ISO or an NSO granted under the Plan and entitling the holder to purchase Shares.

P.   “Optionee” shall mean an individual who holds an Option.

Q.   “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

R.   “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

S.   “Plan” shall mean this bebe stores, inc. 1997 Stock Plan.

T.   “Participant” shall mean an individual to whom the Board of Directors has granted a Restricted Stock Unit award pursuant to Section 7.

U.   “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

V.   “Purchaser” shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

W.   “Restricted Stock Unit” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to Section 7 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 7 and the Participant’s Restricted Stock Units Agreement.

X.   “Restricted Stock Units Agreement” shall mean a written agreement between the Company and a Participant who is granted Restricted Stock Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such award.

Y.   “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

Z.   “Section 162(m)” shall mean Section 162(m) of the Code.

AA.   “Service” shall mean service as an Employee, Outside Director or Consultant. Service shall not be deemed to have terminated merely because of a change in the capacity in which an individual renders Service to the Company (or any Parent or Subsidiary) or a change in the corporation for which the individual renders such Service, provided that there is no interruption or termination of the individual’s Service.

BB.   “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

CC.   “Stock” shall mean the Common Stock of the Company.

DD.   “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

EE.   “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

FF.   “Stock Purchase Right” means a right to purchase Shares granted under Section 5.

GG.   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

XIV.   Execution.

The undersigned hereby certifies that the foregoing is the bebe stores, inc. 1997 Stock Plan as amended.

bebe stores, inc.
By:	/s/ GREG SCOTT
Title:	Chief Executive Officer

Proxy - Bebe Stores, Inc.

Proxy for 2005 Annual Meeting of Shareholders

Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Gregory Scott and Larry Smith, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders to be held at 400 Valley Drive, Brisbane, California 94005 on November 18, 2005 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the Board of Directors, FOR the amendment to our 1997 Stock Plan to increase the maximum number of shares issuable by 500,000 shares, and FOR ratification of Deloitte & Touche LLP, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

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☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Manny Mashouf	☐	☐	05 - Corrado Federico	☐	☐

02 - Neda Mashouf	☐	☐	06 - Caden Wang	☐	☐

03 - Barbara Bass	☐	☐	07 - Gregory Scott	☐	☐

04 - Cynthia Cohen	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

2. To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan by 500,000 shares from 19,113,750 shares to 19,613,750 shares.	☐	☐	☐

	For	Against	Abstain

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.	☐	☐	☐

	For	Against	Abstain

4. To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box			Date (mm/dd/yyyy)
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